As filed with the Securities and Exchange Commission on December 22, 2016

Registration No. _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TETRA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	74-2148293
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

24955 Interstate 45 North
The Woodlands, Texas	77380
(Address of Principal Executive Offices)	(Zip Code)

TETRA TECHNOLOGIES, INC.

THIRD AMENDED AND RESTATED

2011 LONG TERM INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Bass C. Wallace, Jr.

General Counsel

24955 Interstate 45 North

The Woodlands, Texas 77380

(Name and address of agent for service)

(281) 367-1983

(Telephone number, including area code,

of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer [ ]	Accelerated Filer [ X ]
Non-Accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	5,064,926 shares	$4.85	$24,564,891	$2,847.07

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered herein includes an indeterminate number of additional shares that may be issued with respect to the securities registered hereunder by reason of stock dividends, spin-offs, extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations or similar transactions.

(2)

Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended and based upon the average of the high and low sales prices of the Registrant’s common stock on the New York Stock Exchange on December 20, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S‑8 is filed by TETRA Technologies, Inc., a Delaware corporation (the “Company”) relating to 5,064,926 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan (the “Plan”), which Common Stock is in addition to the 3,400,000 shares of Common Stock registered on the Company’s Registration Statement on Form S‑8 filed on May 9, 2013 (Commission File No. 333-188494) and the 2,200,000 shares of Common Stock registered on the Company’s Registration Statement on Form S‑8 filed on May 10, 2011 (Commission File No. 333-174090) (together, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S‑8 regarding the Registration of Additional Securities. Pursuant to Instruction E of Form S‑8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been previously filed by the Company with the Securities and Exchange Commission (the “SEC”), are incorporated by reference into this Registration Statement, other than any portions of the respective filings that were furnished rather than filed (pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or other applicable SEC rules):

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC on March 4, 2016 (File No. 001-13455);

(b)The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 as filed with the SEC on May 10, 2016 (File No. 001-13455), the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 as filed with the SEC on August 9, 2016 (File No. 001-13455) and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 as filed with the SEC on November 9, 2016 (File No. 001-13455);

(c)The Company’s Current Reports on Form 8-K as filed by the Company with the SEC on February 26, 2016, April 26, 2016, May 6, 2016, May 9, 2016, May 25, 2016, June 3, 2016, June 16, 2016, June 21, 2016, July 5, 2016, August 9, 2016, August 10, 2016, October 3, 2016 and December 14, 2016 (File No. 001-13455);

(d)The description of the Company’s common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A filed with the SEC on October 7, 1997 (File No. 001-13455), including any amendments and reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or other applicable SEC rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. EXHIBITS

The following exhibits have been filed as a part of this Registration Statement and are specifically incorporated by reference:

Exhibit No.	Description
*4.1	Restated Certificate of Incorporation of TETRA Technologies, Inc.
+4.2

Warrant Agreement, dated December 14, 2016, between TETRA Technologies, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 14, 2016 (SEC File No. 001-13455)).

+4.3	Form of Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 14, 2016 (SEC File No. 001-13455)).
+4.4	Amended and Restated Bylaws of TETRA Technologies, Inc. (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 filed on May 4, 2006 (SEC File No. 333-133790)).
+4.5	Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on February 23, 1990 (SEC File No. 33-33586)).
+4.6

TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 6, 2016 (SEC File No. 001-13455)).

*4.7	Form of Employee Incentive Stock Option Agreement under the TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan.
*4.8	Form of Employee Nonqualified Stock Option Agreement under the TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan.
*4.9	Form of Employee Restricted Stock Agreement under the TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan.
*4.10	Form of Non-Employee Director Restricted Stock Agreement under the TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan.
*4.11	Form of Non-Employee Consultant Nonqualified Stock Option Agreement under the TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan.
*4.12	Form of Non-Employee Consultant Restricted Stock Agreement under the TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan.
*5.1	Opinion of Andrews Kurth Kenyon LLP.
*23.1	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP.
*24.1	Powers of Attorney (included on signature page).

+Incorporated by reference.

* Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on this 22nd day of December, 2016.

TETRA TECHNOLOGIES, INC.

By:	/s/ Stuart M. Brightman
Name: Stuart M. Brightman
Title: President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Stuart M. Brightman and Bass C. Wallace, Jr., and each of them severally, his lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any and all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Name and Signature	Title	Date

/s/ Stuart M. Brightman	President, Chief Executive Officer and Director	December 22, 2016
Stuart M. Brightman	(Principal Executive Officer)

/s/ Elijio V. Serrano	Senior Vice President and Chief Financial Officer	December 22, 2016
Elijio V. Serrano	(Principal Financial Officer)

/s/ Ben C. Chambers	Vice President – Accounting	December 22, 2016
Ben C. Chambers	(Principal Accounting Officer)

/s/ William D. Sullivan	Chairman of the Board of Directors and Director	December 22, 2016
William D. Sullivan

/s/ Mark E. Baldwin	Director	December 22, 2016
Mark E. Baldwin

/s/ Thomas R. Bates, Jr.	Director	December 22, 2016
Thomas R. Bates, Jr.

/s/ Paul D. Coombs	Director	December 22, 2016
Paul D. Coombs

/s/ John F. Glick	Director	December 22, 2016
John F. Glick

/s/ Stephen A. Snider	Director	December 22, 2016
Stephen A. Snider

/s/ Kenneth E. White, Jr.	Director	December 22, 2016
Kenneth E. White, Jr.

/s/ Joseph C. Winkler, III	Director	December 22, 2016
Joseph C. Winkler, III

EXHIBIT INDEX

Exhibit No.	Description
*4.1	Restated Certificate of Incorporation of TETRA Technologies, Inc.
+4.2

Warrant Agreement, dated December 14, 2016, between TETRA Technologies, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 14, 2016 (SEC File No. 001-13455)).

+4.3	Form of Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 14, 2016 (SEC File No. 001-13455)).
+4.4	Amended and Restated Bylaws of TETRA Technologies, Inc. (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 filed on May 4, 2006 (SEC File No. 333-133790)).
+4.5	Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on February 23, 1990 (SEC File No. 33-33586)).
+4.6

TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 6, 2016 (SEC File No. 001-13455)).

*4.7	Form of Employee Incentive Stock Option Agreement under the TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan.
*4.8	Form of Employee Nonqualified Stock Option Agreement under the TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan.
*4.9	Form of Employee Restricted Stock Agreement under the TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan.
*4.10	Form of Non-Employee Director Restricted Stock Agreement under the TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan.
*4.11	Form of Non-Employee Consultant Nonqualified Stock Option Agreement under the TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan.
*4.12	Form of Non-Employee Consultant Restricted Stock Agreement under the TETRA Technologies, Inc. Third Amended and Restated 2011 Long Term Incentive Compensation Plan.
*5.1	Opinion of Andrews Kurth Kenyon LLP.
*23.1	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP.
*24.1	Powers of Attorney (included on signature page).

+Incorporated by reference.

* Filed herewith.